Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Amendment”), dated as of February 29, 2008, is made by and among THE TORO COMPANY, a Delaware corporation (“Toro”), TORO CREDIT COMPANY, a Minnesota corporation, TORO MANUFACTURING LLC, a Delaware limited liability company, EXMARK MANUFACTURING COMPANY INCORPORATED, a Nebraska corporation, TORO INTERNATIONAL COMPANY, a Minnesota corporation, TOVER OVERSEAS B.V., a Netherlands company, and TORO FACTORING COMPANY LIMITED, a Guernsey, Channel Islands company (all of the foregoing, collectively, the “Borrowers”), each lender from time to time party hereto (collectively the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”).

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of September 8, 2004 (as amended by Amendment No. 1 to Credit Agreement dated as of October 25, 2005, Amendment No. 2 to Credit Agreement dated as of January 10, 2007, and Amendment No. 3 to Credit Agreement effective as of February 28, 2007, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement” (capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility (including a letter of credit facility and a swing line facility); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Amendment and to make this Amendment valid and binding have been complied with or have been done or performed;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                     Amendments.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)                     The following definition is added to Section 1.01 in the appropriate alphabetical location therein:

“Fourth Amendment Effective Date” means February 29, 2008.

(b)                     Section 7.04(d) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(d)          Investments incurred in order to consummate Acquisitions, provided that (i) the aggregate purchase price payable in cash or cash equivalents (including assumption of liability and excluding earnouts or other contingent obligations related to such Acquisition) in any such individual Acquisition shall not exceed $200,000,000, and from and after the Fourth Amendment Effective Date the aggregate purchase price payable in cash or cash equivalents (including assumption of liability and excluding earnouts or other contingent obligations related to such Acquisition) for all Acquisitions undertaken by Toro and its Subsidiaries shall not exceed $400,000,000, (ii) such Acquisitions are undertaken in accordance with all applicable Laws; and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

2.                     Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                     The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)                     one or more counterparts of this Amendment, duly executed by the Borrowers, the Administrative Agent and the Required Lenders, together with all schedules and exhibits thereto duly completed; and

(ii)                    such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably require.

3.                     Reaffirmation by each of the Borrowers.  Each of the Borrowers hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein.

4.                     Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                     The representations and warranties of (i) the Borrowers contained in Article V (after giving effect to this Amendment) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                     There does not exist any pending or threatened action, suit, investigation or proceeding in any court or before any arbitrator or Government Authority that purports to affect any transaction contemplated under this Amendment or the ability of any Borrower to perform its respective obligations under this Amendment.

(c)                     There has not occurred since October 31, 2007 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect or a material adverse change in or a material adverse effect upon the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Toro and its Subsidiaries taken as a whole; and

(d)                     No Default or Event of Default has occurred and is continuing.

5.                     Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.  No promise, condition, representation or warranty, express or implied, not herein set forth, shall bind any party hereto and not one of them has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 11.01 of the Credit Agreement.

6.                     Full Force and Effect of Amendment.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

7.                     Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

8.                     Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York.

9.                     Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.                   References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby.

11.                   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, assigns and legal representatives; provided, however, that no Borrower, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

12.                   Expenses.  Toro agrees to pay to the Administrative Agent all reasonable out-of-pocket expenses incurred or arising in connection with the negotiation and preparation of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement to be made, executed and delivered by their duly authorized officers or representatives as of the day and year first above written.

THE TORO COMPANY

By: /s/ Stephen P. Wolfe
Name: Stephen P. Wolfe
Title: Vice President, Finance & CFO

TORO CREDIT COMPANY

By: /s/ Thomas J. Larson
Name: Thomas J. Larson
Title: Secretary and Treasurer

TORO MANUFACTURING COMPANY

By: /s/ Timothy P. Dordell
Name: Timothy P. Dordell
Title: Vice President & Secretary

EXMARK MANUFACTURING COMPANY
INCORPORATED

By: /s/ Thomas J. Larson
Name: Thomas J. Larson
Title: Treasurer

TORO INTERNATIONAL COMPANY

By: /s/ Stephen P. Wolfe
Name: Stephen P. Wolfe
Title: Vice President & Treasurer

TOVER OVERSEAS B.V.

By: /s/ Stacy Bogart
Name: Stacy Bogart
Title: Managing Director

TORO FACTORING COMPANY LIMITED

By: /s/ Stacy Bogart
Name: Stacy Bogart
Title: Managing Director

BANK OF AMERICA, N.A., as Administrative
Agent

By: /s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By: /s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: Managing Director

SUNTRUST BANK, as a Lender and a Co-
Syndication Agent

By: /s/ Robert Maddox
Name: Robert Maddox
Title: Director

U.S. BANK NATIONAL ASSOCIATION, as a
Lender and a Co-Syndication Agent

By: /s/ Michael J. Staloch
Name: Michael J. Staloch
Title: Senior Vice President

BMO CAPITAL MARKETS FINANCING,
INC., as a Lender and a Co-Documentation Agent

By: /s/ James J. Lent
Name: James J. Lent
Title: Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and a
Co-Documentation Agent

By: /s/ Ted Hanson
Name: Ted Hanson
Title: Assistant Vice President

THE BANK OF NEW YORK, as a Lender

By: /s/ John T. Smathers
Name: John T. Smathers
Title: Vice President